EXHIBIT 10.50

                               AMENDMENT TO LEASE

         THIS THIRD AMENDMENT TO LEASE is dated for reference purposes only as June 26, 1997, and is part of that Lease dated March 26, 1992, together with the Summary of Basic Lease Terms, the First Addendum To Lease, the Acceptance Agreement, the First Amendment to Lease, dated July 21, 1992, the Right of First Refusal Agreement, dated November 12, 1992, the Memorandum Agreement, dated November 12, 1992, the Second Amendment to Lease, dated November 12, 1992, the Assignment of Lease, dated June 7, 1996, and the Guaranty, dated June 7, 1996 thereto (collectively, the "Lease") by and between SSMRT Pacific Business Center
(1), Inc., a Delaware corporation, ("Landlord") Successor-In-Interest to Catellus Development Corporation, ("Landlord"), and ELXI Acquistion, Inc., a California corporation as Successor-in-Interest to Anetec Technology, Inc., a California corporation is made with reference to the following facts:

         A. The Premises currently leased by Tenant pursuant to the Lease consists of 17,220 rentable square feet commonly known as 6082 Stewart Avenue, City of Fremont, California.

         B. The Lease Term for said Premises currently expires on September 30, 1997.

         C. Tenant and Landlord have agreed to extend the Term of the Lease.

         NOW, THEREFORE, Landlord and Tenant hereby agree that the Summary of Basic Lease Terms is amended as follows:

                  1. Lease Term: Article 2 is hereby amended to provide that the Lease Term shall be extended through and including January 31, 1998.

                  2. Base Monthly Rent: Commencing October 1, 1997, Article 3.1, is hereby amended to provide for the Base Monthly Rent as follows:

         October 1, 1997 through and including January 31, 1998: $10,676.40 per month

                  3. Security Deposit: Article 3.3 is hereby amended to provide for an increase in the Security Deposit of $ 1,894.20 which Tenant has provided Landlord upon signature hereon, for a total of $ 10,676.40.

                  4. Retained Real Estate Brokers: Article 18.7 is amended to provide that Tenant warrants that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease Amendment.

                  5.  Delivery  and   Acceptance   of  Premises:   Delivery  and
acceptance of the Premises shall be "as is".

                  6. Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to be effective as of the date first set forth above.

LANDLORD:                                   TENANT:

SSMRT Pacific Business Center (1), Inc.     ELXI Acquisition, Inc.
a Delaware corporation                      a California corporation

By:     AMB Insitutional Realty Advisors
        Its:  Asset Manager


By:    ______________________________       By:    ____________________________
        John L. Rossi, Vice President              [Name]

                                            Title: ____________________________


Dated: __________________________           Dated: ____________________________